Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2008, relating to the consolidated financial statements of Voltaire Ltd., which appears in Voltaire Ltd’s Registration Statement on Form 20-F (No 001-33611) filed with the Securities and Exchange Commission on April 1, 2008.

/s/ Kesselman & Kesselman
Kesselman & Kesselman
A member of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
April 1, 2009